Exhibit 99.1

PRESS RELEASE
Bio-Rad Authorizes New $250 Million Share Repurchase Program

HERCULES, Calif.-November 28, 2017-Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a global provider of life science research and clinical diagnostic products, today announced that its board of directors has authorized a new share repurchase program, granting the Company authority to repurchase, on a discretionary basis, up to $250 million of the outstanding shares of the Company’s common stock.

“We are pleased that our balance sheet and cash flow enable us to return value to our shareholders through share repurchases as we continue to invest in internal and external opportunities," said Norman Schwartz, Bio-Rad President and CEO. “Earlier this year we discussed our capital allocation approach and a share repurchase program is part of this strategy.”

Repurchases may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The repurchase program has no time limit and may be suspended for periods or discontinued at any time.  Any shares acquired will be available for general corporate purposes, including supporting employee stock plans, funding acquisitions and minimizing dilution from stock issuances. This new share repurchase program supersedes the Company’s prior share repurchase program.

About Bio-Rad
Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) develops, manufactures, and markets a broad range of innovative products and solutions for the life science research and clinical diagnostic markets. The Company is renowned for its commitment to quality and customer service among university and research institutions, hospitals, public health and commercial laboratories, as well as the biotechnology, pharmaceutical, and food safety industries. Founded in 1952, Bio-Rad is based in Hercules, California, and serves more than 100,000 research and healthcare industry customers through its global network of operations. The Company employs more than 8,350 people worldwide and had revenues exceeding $2 billion in 2016. For more information, please visit www.bio-rad.com.

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding the share repurchase program, our capital allocation approach, returning value to our stockholders, and continuing to invest in internal and external opportunities. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “anticipate,” “believe,” “expect,” “assume,” “continue,” “may,” “will,” “intend,” “estimate,” or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. These risks and uncertainties include our ability to develop and market new or improved products, difficulties in implementing our global enterprise resource planning system, our ability to integrate acquired companies, products or technologies into our Company successfully, our ability to compete effectively, foreign currency exchange fluctuations, recent and planned changes to our global organizational structure and executive management team, product quality and liability issues, international legal and regulatory risks, reductions in government funding or capital spending of our customers, supply chain issues, changes in the healthcare industry, global economic conditions, and natural disasters and other catastrophic events beyond our control. For further information regarding the Company's risks and uncertainties, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc. disclaims any obligation to update these forward-looking statements.

Press Contact:
Bio-Rad Laboratories, Inc.
Tina Cuccia, Corporate Communications
510-724-7000
tina_cuccia@bio-rad.com